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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported) MARCH 13, 2000
                                                 --------------

                           INSCI-STATEMENTS.COM, CORP.
              -----------------------------------------------------
              Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                 (State of other jurisdiction of incorporation)


1-12966                                           06-1302773
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Commission File No.                               I.R.S. Employer Identification


TWO WESTBOROUGH BUSINESS PARK,
WESTBOROUGH, MA                                   01581
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Address of principal executive offices            Zip Code


(508) 870-4000
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Registrant's telephone number,
INCLUDING AREA CODE

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ITEM 4.     CHANGES IN REGISTRANT's CERTIFYING ACCOUNTANT

            The Registrant ("Company"), on March 13, 2000, by a resolution of its Board of Directors, resolved to change auditing firms from Pannell Kerr Forster P.C. ("PKF") to Arthur Andersen & Co. ("Arthur Andersen").

            (a) The Company did not have any disagreement with its former accounting firm and elected to change accountants as a result of the expertise and experience of Arthur Andersen with respect to technology companies. There were no disagreements with the Company's former accounting firm in any matter of accounting principles, practices, financial statement disclosures or auditing scope or procedures in connection with audits by the Company's former accounting firm for the two most recent fiscal years, and in any subsequent interim period preceding such change of accounting firms.

            (b) Annexed hereto and made a part hereof is a letter addressed to the Commission from PKF, stating that it agrees with the statements made by the Company in the within Report.


            The resolution to change accountants was recommended and approved by the Company's Audit Committee of the Board of Directors of the Company.

                                    EXHIBITS

(1)   Letter to the SEC from the Company's former accounting firm, PKF.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      Westborough, MA
            March 17, 2000

                                         INSCI-STATEMENTS.COM, CORP.
                                    -----------------------------------
                                                 (REGISTRANT)

                                    /s/ Roger C. Kuhn
                                    -----------------------------------
                                        ROGER C. KUHN,
                                        Chief Financial Officer